1 Midland States Bancorp, Inc. NASDAQ: MSBI First Quarter 2024 Earnings Presentation

22 Forward-Looking Statements. This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements expressing management’s current expectations, forecasts of future events or long-term goals may be based upon beliefs, expectations and assumptions of the Company’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and the Company undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the failures of Silicon Valley Bank and Signature Bank, increased deposit volatility and potential regulatory developments. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its businesses, including additional factors that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission. Use of Non-GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include “Adjusted Earnings,” "Adjusted Earnings Available to Common Shareholders," “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,”and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non-GAAP measures are provided in the Appendix section of this presentation.

33 Company Snapshot Financial Highlights as of March 31, 2024 $7.8 Billion Total Assets $6.0 Billion Total Loans $6.3 Billion Total Deposits $3.9 Billion Assets Under Administration YTD Adjusted ROAA(1): 0.72% YTD Adjusted Return on TCE(1): 9.34% TCE/TA: 6.58% YTD PTPP(1) ROAA: 1.67% Dividend Yield: 4.93 % Price/Tangible Book: 1.07x Price/LTM EPS: 9.5x Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. Founded in 1881, this Illinois state- chartered community bank focuses on in-market relationships while having national diversification through equipment finance. • 53 Branches in Illinois and Missouri • 16 successful acquisitions since 2008

4 Overview of 1Q24 Solid Financial Performance Continued Success in Balance Sheet Management Strategies Positive Trends Across Key Metrics Prudent Increase in ACL and Decline in Net Charge-Offs 4 • Net income available to common shareholders of $11.7 million, or $0.53 diluted EPS • Pre-tax, pre-provision earnings(1) of $32.2 million • Steady net interest margin of 3.18% • Strong noninterest income of $21.2 million • Disciplined expense control kept noninterest expense consistent with prior quarter • Improvement in loan-to-deposit ratio • Growth in tangible book value per share • Increases in all capital ratios with CET1 ratio increasing 20bps to 8.60% • Growth in wealth management business driving higher levels of noninterest income • Continued growth in noninterest-bearing deposits resulting from new and expanded commercial relationships • Loan portfolio continues to shift towards core in-market C&I and CRE loans • ACL/Total Loans increased to 1.31% from 1.12% • NCOs declined from prior quarter • Increase due to specific reserve of $8.0 million on one multi-family construction project Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

5 Loan Portfolio 5 • Total loans decreased $172.6 million from prior quarter to $5.96 billion • Decrease primarily driven by decline in equipment finance portfolio of $54.5 million, continued runoff of GreenSky portfolio of $77.7 million, and lower C&I line utilization • Decrease in non-core portfolios partially offset by new loan production from high quality commercial clients that provide full banking relationships • Runoff from GreenSky portfolio rotated into investment portfolio Loan Portfolio Mix (in millions, as of quarter-end) 1Q 2024 4Q 2023 1Q 2023 Commercial loans and leases $ 1,872 $ 1,956 $ 2,090 Commercial real estate 2,397 2,407 2,448 Construction and land development 474 453 327 Residential real estate 378 380 370 Consumer 837 935 1,119 Total Loans $ 5,958 $ 6,131 $ 6,354 Total Loans ex. Commercial FHA Lines $ 5,950 $ 6,131 $ 6,344 $6,354 $6,367 $6,281 $6,131 $5,958 5.65% 5.80% 5.93% 6.00% 5.99% Total Loans Average Loan Yield 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Total Loans and Average Loan Yield (in millions, as of quarter-end)

6 Total Deposits 6 • Total deposits increased $14.5 million from end of prior quarter, primarily due to increases in noninterest-bearing demand and brokered time, partially offset by seasonal outflows of servicing and public funds deposits • Noninterest-bearing deposits increased due to new and expanded commercial and small business relationships and a shift from interest-bearing checking • Short-term brokered deposits added to offset seasonal outflows and reduce other borrowings Deposit Mix (in millions, as of quarter-end) 1Q 2024 4Q 2023 1Q 2023 Noninterest-bearing demand $ 1,212 $ 1,145 $ 1,216 Interest-bearing: Checking $ 2,394 $ 2,512 $ 2,503 Money market $ 1,128 $ 1,136 $ 1,264 Savings $ 556 $ 559 $ 637 Time $ 845 $ 863 $ 767 Brokered time $ 188 $ 95 $ 39 Total Deposits $ 6,324 $ 6,310 $ 6,425 $6,425 $6,427 $6,405 $6,310 $6,324 1.70% 2.09% 2.32% 2.41% 2.49% Total Deposits Cost of Deposits 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Total Deposits and Cost of Deposits (in millions, as of quarter-end)

7 Deposit Summary as of March 31, 2024 7 Deposits by Channel (in millions, as of quarter-end) 1Q 2024 4Q 2023 1Q 2023 Retail $ 2,768 $ 2,758 $ 2,829 Commercial 1,388 1,392 1,286 Public Funds 516 569 578 Wealth & Trust 324 322 327 Servicing 901 952 1,009 Brokered Deposits 309 210 141 Other 118 107 255 Total Deposits $ 6,324 $ 6,310 $ 6,425 Trend of Deposit Channel Mix (in millions, as of quarter-end) $6,425 $6,427 $6,405 $6,310 $6,324 Retail Commercial Public Funds Wealth & Trust Servicing Brokered Deposits Other 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024

8 6.5% 65.5% 8.6% 5.8% 3.3% 10.3% US GSE & US Agency MBS - agency MBS - non agency State & Muni CLOs Corporate Investment Portfolio As of March 31, 2024 8 Fair Value of Investments by Type • All Investments are classified as Available for Sale • Average T/E Yield is 4.36% for 1Q24 • Average Duration is 4.83 years • Purchased $167 million with T/E Yield of 5.92% and no sales in 1Q24 Investments by Yield and DurationInvestment Mix & Unrealized Gain (Loss) (in millions) Fair Value Book Value Unrealized Gain (Loss) US GSE & US Agency $ 68 $ 69 $ (1) MBS - agency 682 764 (82) MBS - non agency 90 93 (3) State & Municipal 61 67 (6) CLOs 34 34 — Corporate 107 117 (10) Total Investments $ 1,040 $ 1,144 $ (104) Duration Y ie ld 0 1 2 3 4 5 6 7 8 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% $1.04 billion

9 Liquidity Overview 9 Liquidity Sources (in millions) March 31, 2024 December 31, 2023 Cash and Cash Equivalents $ 167.3 $ 135.1 Unpledged Securities 506.2 346.8 FHLB Committed Liquidity 1,167.4 936.0 FRB Discount Window Availability 613.3 699.9 Total Estimated Liquidity $ 2,454.1 $ 2,117.8 Conditional Funding Based on Market Conditions Additional Credit Facility $ 431.0 $ 419.0 Brokered CDs (additional capacity) $ 400.0 $ 500.0

10 3.39% 3.23% 3.20% 3.21% 3.18% 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 $60.5 $58.8 $58.6 $58.1 $55.9 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Net Interest Income/Margin 10 • Net interest income down slightly from prior quarter due to lower average earning assets • Net interest margin decreased 3bp to 3.18% as the increase in the cost of deposits exceeded the increase in the average yield on earning assets, as well as the impact of interest reversals on loans placed on non-accrual • Average rate on new and renewed loan originations decreased 34bps to 7.88% in 1Q24 from 8.22% in 4Q23 • Net interest margin expected to continue to be relatively stable as loan portfolio continues to reprice and the impact of continued repositioning in the investment portfolio is realized Net Interest Income (in millions) Net Interest Margin

Loans & Securities - Repricing and Maturity

Total Loans and Leases (net of unearned income)[1]

(in millions)

As of March 31, 2024	Repricing Term								Rate Structure		
	3 mos or less	3-12 mos	1-3 years	3-5 years	5-10 years	10-15 years	Over 15 years	Total	Floating Rate	Adjustable Rate	Fixed Rate
Commercial loans and leases	$ 710	$ 290	$ 539	$ 264	$ 38	$ 4	$ 27	$1,872	$ 565	$ 80	$ 1,227
Commercial real estate	707	345	679	427	186	19	34	2,397	517	233	1,647
Construction and land	296	41	38	71	1	—	27	474	264	39	171
Residential real estate	72	54	77	64	85	20	7	379	52	119	208
Consumer	196	203	418	14	6	—	—	837	113	—	724
Total	$1,981	$ 933	$1,751	$ 839	$ 316	$ 43	$ 95	$5,958	$ 1,510	$ 471	$ 3,977
% of Total	33 %	16 %	29 %	14 %	5 %	1 %	2 %	100 %	25 %	8 %	67 %
Weighted Average Rate	7.59 %	5.59 %	5.24 %	5.35 %	4.59 %	3.75 %	0.22 % [2]	5.97 %	8.16 %	4.78 %	5.27 %

Investment Securities Available for Sale[3]

(in millions)

As of March 31, 2024	Maturity & Projected Cash Flow Distribution					
	1 year or less	1-3 years	3-5 years	5-10 years	Over 10 years	Total
Amortized Cost	$ 180	$ 160	$ 181	$ 330	$ 293	$ 1,144
% of Total	16 %	14 %	16 %	29 %	26 %	100 %

Notes:
(1) Based on projected principal payments for all loans plus the next reset for floating and adjustable rate loans and the maturity date of fixed rate loans.
(2) Over 15 years category includes all nonaccrual loans and leases.
(3) Projected principal cash flows for securities. Differences between amortized cost and total principal are included in Over 10 years.

Midland States Bancorp, Inc.

11

12 Wealth Management 12 • Assets under administration increased mainly due to $97 million of new accounts and positive market performance • Wealth Management fees increased from prior quarter due to increases in estate and tax planning fees from new business development efforts • New technology planned to launch in 2Q24 • Continual hiring of wealth advisors positively impacting new business development Assets Under Administration (in millions) $3,503 $3,595 $3,501 $3,733 $3,888 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 $6.41 $6.27 $6.29 $6.60 $7.13 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Wealth Management Revenue (in millions)

13 $15.8 $18.8 $11.5 $20.5 $21.2 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Noninterest Income 13 • Noninterest income increased from prior quarter primarily due to higher wealth management revenue • 1Q24 noninterest income included incremental servicing revenues of $3.7 million related to the Greensky portfolio • 4Q23 noninterest income included incremental servicing revenues of $3.8 million and $1.1 million gain from the sale of Visa B stock offset by $2.9 million of losses on the sale of investment securities • Fee income expected to be $18.0 - $18.5 million in the near-term quarters Noninterest Income (in millions)

14 $44.5 $42.9 $42.0 $44.5 $44.9 57.6% 55.0% 55.8% 55.2% 58.0% Total Noninterest Expense Efficiency Ratio 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 Noninterest Expense and Operating Efficiency 14 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) • Efficiency Ratio (1) was 58.0% in 1Q 2024 vs. 55.2% in 4Q 2023 • Slight increase in noninterest expense from prior quarter primarily attributable to seasonal impact of higher payroll taxes and higher FDIC insurance expense offset by lower health insurance costs in the first quarter • Near-term operating expense run- rate expected to be approximately $45.5 - $46.5 million Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

15 Asset Quality 15 • Nonperforming loans increased due to placement of 4 loans on non-accrual, totaling $47.4 million, 3 of which were multi-family construction or multi-family projects • Past due loans and substandard loans declined during the first quarter • Net charge-offs to average loans was 0.30% primarily driven by equipment finance with provision for credit losses on loans of $14.0 million, primarily related to increases to specific reserves, charge offs in the equipment finance portfolio and changes in forecasts and other Q factors Nonperforming Loans / Total Loans (Total Loans as of quarter-end) NCO / Average Loans 0.80% 0.86% 0.89% 0.92% 1.76% 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 0.14% 0.19% 0.22% 0.33% 0.30% 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024

16 $68,502 $9,459 $982 $(886) $78,057 ACL December 31, 2023 Specific Reserves Portfolio Changes Economic Factors ACL March 31, 2024 Changes in Allowance for Credit Losses 16 ($ in thousands) ▪ Changes to specific reserves ▪ Changes in Loans ▪ Changes in Credit quality including risk rating ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge-offs and recoveries ▪ Change to macro- economic variables and forecasts ▪ Changes to other economic qualitative factors

17 ACL by Portfolio 17 ($ in thousands) March 31, 2024 December 31, 2023 Portfolio Loans ACL % of Total Loans Loans ACL % of Total Loans Commercial $ 813,963 $ 9,135 1.12% $ 825,938 $ 8,897 1.08 % Commercial Other 601,704 12,194 2.03% 656,592 12,950 1.97 % Equipment Finance Loans 494,068 11,806 2.39% 531,143 12,496 2.35 % Equipment Finance Leases 455,879 13,466 2.95% 473,350 12,940 2.73 % CRE non-owner occupied 1,591,455 13,353 0.84% 1,622,668 12,716 0.78 % CRE owner occupied 450,149 4,858 1.08% 436,857 4,742 1.09 % Multi-family 287,586 2,871 1.00% 279,904 2,398 0.86 % Farmland 67,923 285 0.42% 67,416 373 0.55 % Construction and Land Development 474,128 12,629 2.66% 452,593 4,163 0.92 % Residential RE First Lien 316,310 4,986 1.58% 317,388 4,906 1.55 % Other Residential 62,273 669 1.07% 63,195 647 1.02 % Consumer 99,157 520 0.52% 107,743 711 0.66 % Consumer Other(1) 737,935 3,091 0.42% 827,435 3,059 0.37 % Total Loans 5,958,462 78,057 1.31% 6,131,079 68,502 1.12 % Loans (excluding BaaS portfolio(1) and warehouse lines) 5,136,557 74,587 1.45% 5,215,645 65,003 1.25 % Notes: (1) Primarily consists of loans originated through GreenSky relationship

18 2024 Outlook and Priorities 18 • Well positioned with increased levels of capital, liquidity, and reserves • Prudent risk management will remain top priority while economic uncertainty remains with business development efforts focused on adding new commercial and retail deposit relationships throughout our markets • Capitalizing on market disruption resulting from M&A to add new clients and banking talent • Strong financial performance and prudent balance sheet management should lead to further increases in capital ratios • Loan pipeline remains steady and new loan production within the community bank will continue to partially offset the runoff from the GreenSky portfolio and continued intentional reduction of the equipment finance portfolio • Neutral interest rate sensitivity positions Midland well for managing future changes in interest rates • Maintain disciplined expense management while also investing in areas that will enhance the long- term value of the franchise * Improvements in technology platform and additional advisors positively impacting business development in Wealth Management * Expanded presence in higher growth St. Louis market including the addition of a new market president resulting in new commercial, retail and wealth management clients * Banking-as-a-Service initiative expected to start making meaningful contribution to deposit gathering and fee income during 2024

19 APPENDIX 19

2020 Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.74 billion as of 3/31/2024 ($s in millions) RE/Rental & Leasing $1,673.6 35.3% All Others $567.5 12.0% Skilled Nursing $417.0 8.8% Construction - General $314.3 6.6% Manufacturing $234.2 4.9% Finance and Insurance $267.7 5.6% Accommodation & Food Svcs $238.8 5.0% Trans./Ground Passenger $187.9 4.0% Assisted Living $104.1 2.2% Ag., Forestry, & Fishing $141.9 3.0% General Freight Trucking $191.9 4.0% Retail Trade $168.4 3.5% Wholesale Trade $62.3 1.3% Other Services $102.6 2.2% Commercial Loans and Leases by Industry Health Care $70.5 1.5%

21 Commercial Real Estate Portfolio by Collateral Type 21 CRE Concentration (as of March 31, 2024) CRE as a % of Total Loans 48.2% CRE as a % of Total Risk-Based Capital (1) 263.7% Notes: (1) Represents non-owner occupied CRE loans only Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.87 billion as of March 31, 2024 ($s in millions) Skilled Nursing $420.8 14.6% Retail $466.6 16.2% Multi-Family $537.7 18.7% Industrial/Warehouse $218.4 7.6% Assisted Living $128.5 4.5% Hotel/Motel $176.4 6.1% All Other $164.0 5.7% Office $154.3 5.4% Farmland $67.7 2.4% Residential 1-4 Family $89.9 3.1% Raw Land $21.8 0.8% Restaurant $30.4 1.1% Mixed Use/Other $101.1 3.5% Medical Building $103.0 3.6% Special Purpose $110.9 3.9% C-Store/Gas Station $80.0 2.8%

22 Capital Ratios and Strategy 22 • Capital initiatives increased CET1 to 8.60% from 7.77% at 12/31/22 with limited buybacks below TBV • Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7.00%-7.75% by the end of 2024 • Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout Capital Strategy Capital Ratios (as of March 31, 2024) 6.58% 8.60% 9.92% 11.16% 13.68% 11.62% 10.33% 11.62% 12.77% Consolidated Bank Level TCE/TA Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC

2323 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) Tangible Book Value Per Share For the Year Ended (dollars in thousands, except per share data) 2018 2019 2020 2021 2022 2023 Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 608,525 $ 661,911 $ 621,391 $ 663,837 $ 758,574 $ 791,853 Adjustments: Preferred Stock (2,781) — — — (110,548) (110,548) Goodwill (164,673) (171,758) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (37,376) (34,886) (28,382) (24,374) (20,866) (16,108) Tangible common equity 403,695 455,267 431,105 477,559 465,256 503,293 Less: Accumulated other comprehensive income (AOCI) (2,108) 7,442 11,431 5,237 (83,797) (76,753) Tangible common equity excluding AOCI $ 405,803 $ 447,825 $ 419,674 $ 472,322 $ 549,053 $ 580,046 Common Shares Outstanding 23,751,798 24,420,345 22,325,471 22,050,537 22,214,913 21,551,402 Tangible Book Value Per Share $ 17.00 $ 18.64 $ 19.31 $ 21.66 $ 20.94 $ 23.35 Tangible Book Value Per Share excluding AOCI $ 17.09 $ 18.34 $ 18.80 $ 21.42 $ 24.72 $ 26.91

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For The Year Ended					
(dollars in thousands, except per share data)	**2018**	**2019**	**2020**	**2021**	**2022**	**2023**
Income before income taxes - GAAP	$ 50,805	$ 72,471	$ 32,014	$ 99,112	$ 129,838	$ 107,573
Adjustments to noninterest income:						
(Gain) on sales of investment securities, net	(464)	(674)	(1,721)	(537)	230	9,372
(Gain) on termination of hedged interest rate swaps	—	—	—	(2,159)	(17,531)	—
(Gain) on sale of Visa B shares	—	—	—	—	—	(1,098)
(Gain) on repurchase of subordinated debt	—	—	—	—	—	(676)
Other income	(89)	29	17	(48)	—	—
Total adjustments to noninterest income	(553)	(645)	(1,704)	(2,744)	(17,301)	7,598
Adjustments to noninterest expense:						
Impairment related to facilities optimization	—	(3,577)	(12,847)	—	—	—
(Loss) gain on mortgage servicing rights held for sale	(458)	490	(1,692)	(222)	(3,250)	—
FHLB advances prepayment fees	—	—	(4,872)	(8,536)	—	—
Loss on repurchase of subordinated debt	—	(1,778)	(193)	—	—	—
Integration and acquisition expenses	(24,015)	(5,493)	(2,309)	(4,356)	(347)	—
Total adjustments to noninterest expense	(24,473)	(10,358)	(21,913)	(13,114)	(3,597)	—
Adjusted earnings pre tax - non-GAAP	74,725	82,184	52,223	109,482	116,134	115,171
Adjusted earnings tax	17,962	19,358	12,040	26,261	27,113	29,682
Adjusted earnings - non-GAAP	56,763	62,826	40,183	83,221	89,021	85,489
Preferred stock dividends, net	141	46	—	—	3,169	8,913
Adjusted earnings available to common shareholders	$ 56,622	$ 62,780	$ 40,183	$ 83,221	$ 85,852	$ 76,576
Adjusted diluted earnings per common share	$ 2.39	$ 2.54	$ 1.70	$ 3.65	$ 3.79	$ 3.42
Adjusted return on average tangible common equity	15.00 %	14.44 %	9.24 %	18.33 %	18.59 %	15.98 %

24
Midland States Bancorp, Inc.

2525 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) Adjusted Earnings Reconciliation For The Quarter Ended March 31, December 31, September 30, June 30, March 31, (dollars in thousands, except per share data) 2024 2023 2023 2023 2023 Income before income taxes - GAAP $ 18,240 $ 27,152 $ 22,935 $ 28,820 $ 28,666 Adjustments to noninterest income: Loss on sales of investment securities, net — 2,894 4,961 869 648 (Gain) on termination of hedged interest rate swaps — — — — — (Gain) on sale of Visa B shares (1,098) — — — — (Gain) on repurchase of subordinated debt — — — (676) — Total adjustments to noninterest income — 1,796 4,961 193 648 Adjusted earnings pre tax - non-GAAP 18,240 28,948 27,896 29,013 29,314 Adjusted earnings tax 4,355 6,927 8,389 7,297 7,069 Adjusted earnings - non-GAAP 13,885 22,021 19,507 21,716 22,245 Preferred stock dividends 2,228 2,228 2,229 2,228 2,228 Adjusted earnings available to common shareholders $ 11,657 $ 19,793 $ 17,278 $ 19,488 $ 20,017 Adjusted diluted earnings per common share $ 0.53 $ 0.89 $ 0.78 $ 0.87 $ 0.88 Adjusted return on average assets 0.72% 1.11% 0.98% 1.10% 1.15 % Adjusted return on average shareholders' equity 7.07% 11.42% 10.03% 11.21% 11.76 % Adjusted return on average tangible common equity 9.34% 16.51% 14.24% 16.10% 17.11 % Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation For the Quarter Ended March 31, December 31, September 30, June 30, March 31, (dollars in thousands) 2024 2023 2023 2023 2023 Adjusted earnings pre tax - non-GAAP $ 18,240 $ 28,948 $ 27,896 $ 29,013 $ 29,314 Provision for credit losses 14,000 6,950 5,168 5,879 3,135 Adjusted pre-tax, pre-provision earnings - non-GAAP $ 32,240 $ 35,898 $ 33,064 $ 34,892 $ 32,449 Adjusted pre-tax, pre-provision return on average assets 1.67% 1.80% 1.66% 1.76% 1.67%

2626 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) Efficiency Ratio Reconciliation For the Quarter Ended March 31, December 31, September 30, June 30, March 31, 2024 2023 2023 2023 2023 (dollars in thousands) Noninterest expense - GAAP $ 44,867 $ 44,488 $ 42,038 $ 42,894 $ 44,482 Loss on mortgage servicing rights held for sale — — — — — Adjusted noninterest expense $ 44,867 $ 44,488 $ 42,038 $ 42,894 $ 44,482 Net interest income - GAAP $ 55,920 $ 58,077 $ 58,596 $ 58,840 $ 60,504 Effect of tax-exempt income 215 183 205 195 244 Adjusted net interest income 56,135 58,260 58,801 59,035 60,748 Noninterest income - GAAP 21,187 20,513 11,545 18,753 15,779 Loss on sales of investment securities, net — 2,894 4,961 869 648 (Gain) on termination of hedged interest rate swaps — — — — — (Gain) on sale of Visa B shares — (1,098) — — — (Gain) on repurchase of subordinated debt — — — (676) — Adjusted noninterest income 21,187 22,309 16,506 18,946 16,427 Adjusted total revenue $ 77,322 $ 80,569 $ 75,307 $ 77,981 $ 77,175 Efficiency ratio 58.03% 55.22% 55.82% 55.01% 57.64%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of				
(dollars in thousands, except per share data)	March 31, 2024	December 31, 2023[1]	September 30, 2023	June 30, 2023	March 31, 2023
Shareholders' Equity to Tangible Common Equity					
Total shareholders' equity—GAAP	$ 791,006	$ 791,853	$ 757,610	$ 776,821	$ 775,643
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(15,019)	(16,108)	(17,238)	(18,367)	(19,575)
Tangible common equity	$ 503,535	$ 503,293	$ 467,920	$ 486,002	$ 483,616
Less: Accumulated other comprehensive income (AOCI)	(81,419)	(76,753)	(101,181)	(84,719)	(77,797)
Tangible common equity excluding AOCI	$ 584,954	$ 580,046	$ 569,101	$ 570,721	$ 561,413
Total Assets to Tangible Assets:					
Total assets—GAAP	$ 7,831,809	$ 7,866,868	$ 7,969,285	$ 8,034,721	$ 7,930,174
Adjustments:					
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(15,019)	(16,108)	(17,238)	(18,367)	(19,575)
Tangible assets	$ 7,654,886	$ 7,688,856	$ 7,790,143	$ 7,854,450	$ 7,748,695
Common Shares Outstanding	21,485,231	21,551,402	21,594,546	21,854,800	22,111,454
Tangible Common Equity to Tangible Assets	6.58 %	6.55 %	6.01 %	6.19 %	6.24 %
Tangible Book Value Per Share	$ 23.44	$ 23.35	$ 21.67	$ 22.24	$ 21.87
Tangible Book Value Per Share, excluding AOCI	$ 27.23	$ 26.91	$ 26.35	$ 26.11	$ 25.39

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended				
(dollars in thousands)	March 31, 2024	December 31, 2023[1]	September 30, 2023	June 30, 2023	March 31, 2023
Net income available to common shareholders	$ 11,657	$ 18,483	$ 9,173	$ 19,347	$ 19,544
Average total shareholders' equity—GAAP	$ 789,906	$ 764,790	$ 771,625	$ 776,791	$ 767,186
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(15,525)	(16,644)	(17,782)	(18,937)	(20,184)
Average tangible common equity	$ 501,929	$ 475,694	$ 481,391	$ 485,402	$ 474,550
ROATCE	9.34 %	15.41 %	7.56 %	15.99 %	16.70 %

Midland States Bancorp, Inc.

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